UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 29, 2018

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., Penthouse Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

(800) 525-1698
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors.

(1)  Dr. Boh Soon Lim was elected to the Issuer's Board of Directors on January 29, 2018. His term is for one year or until his successor is elected, or he resigns or is removed.

(2)  There are no arrangements or understandings between Dr. Lim and any other persons pursuant to which he was selected as a director.

(3)  He is expected to serve on the Audit Committee and Compensation Committee.

(4)  There are no reportable related party transactions with Dr. Lim.

(5)  He will be eligible to participate in the Issuer's 2016 Equity Incentive Plan and may be granted awards therefrom in connection with his service as a director.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
Date: January 31, 2018
/s/ Halden Shane
Halden Shane
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 31, 2018

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